UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 31, 2024
Date of Report (date of Earliest Event Reported)
NEWTEKONE, INC.
(Exact Name of Company as Specified in its Charter)

Maryland	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC
8.00% Notes due 2028	NEWTI	Nasdaq Global Market LLC
8.50% Notes due 2029	NEWTG	Nasdaq Global Market LLC
8.625% Notes due 2029	NEWTH	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements
Statements in NewtekOne, Inc.’s (“NewtekOne” or the “Company”) Current Report on Form 8-K (including the exhibit) contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in the Company's filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2024, the Board of Directors (the “Board”) of NewtekOne, Inc. (the “Company”) increased the number of directors constituting the entire Board from seven to eight, and elected Craig “CJ” Brunet to serve as a Class III director of the Company, which term will expire at the Company’s Annual Meeting of Shareholders in 2026, and to hold such position until his successor is elected and shall qualify.

Mr. Brunet has over 50 years of experience in the information technology and financial services sectors with specific focus in strategic planning, mergers and acquisitions, Software as a Service (SaaS), patent commercialization, cyber security, compliance, and risk management. Mr. Brunet is currently the President and Chief Operating Officer at Advanced Cyber Security Corp, a strategic cyber security corporation focused on preventative, patented encryption technologies and applications. Mr. Brunet is also the founder and managing partner at Cyber Labs International, a global strategic technology consulting firm with specific expertise in cyber security. In addition, from January 2001 through December 2015, Mr. Brunet served as the Company’s Executive Vice President, CIO, CTO and CISO. Mr. Brunet has executive and board member experience in many sectors, including financial services, Cloud Computing, Managed Services and IT security.

Mr. Brunet is an “Independent Director” as defined by Nasdaq Stock Market corporate governance listing standards and will receive director fees consistent with the director compensation arrangement as described in the Company’s definitive proxy statement filed with the SEC on April 29, 2024, and incorporated by reference into this Item 5.02. It is expected that Mr. Brunet will be appointed as the chair of a to be formed Technology Steering Committee of the Board and will serve on the Compensation, Corporate Governance and Nominating Committee of the Board.

The Company issued a press release on October 31, 2024, to announce the addition of Mr. Brunet to the Board, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statement and Exhibits
(d)  Exhibits.

Exhibit Number	Description

99.1	NewtekOne, Inc. Press Release dated October 31, 2024

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEKONE, INC.

Date: October 31, 2024	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board